UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 12, 2025

QUALIGEN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37428	26-3474527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5857 Owens Avenue, Suite 300 Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(706) 452-8111

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock (par value $0.001 per shares)	QLGN	The Nasdaq Stock Market LLC

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2025, Qualigen Therapeutics, Inc. (the “Company”) filed with the State of Delaware a Certificate of Amendment to our Amended and Restated Certificate of Incorporation to change our corporate name from “Qualigen Therapeutics, Inc.” to “AIxCrypto Holdings, Inc.” Pursuant to Delaware law, a shareholder vote was not necessary to effectuate the name change and it does not affect the rights of the Company’s shareholders. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

In connection with the name change, the Company intends for its common stock to cease trading under the ticker symbol “QLGN” and begin trading under its new ticker symbol, “AIXC”, on the Nasdaq Capital Market, as promptly as possible.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 12, 2025, Qualigen Therapeutics, Inc. (the “Company”) held it 2025 annual special meeting of stockholders (the “Meeting”). At the Meeting, 3,282,364 shares of voting stock, or approximately 60.17% of the outstanding shares of stock entitled to vote at the meeting, were represented by proxy or in person, representing a quorum.

With a quorum present, a majority of the Company’s outstanding voting stock approved the following proposals: (i) the transactions provided for in that certain Subscription Agreement dated September 19, 2025, between the Company and certain investors, and related agreements including the issuance of 337,432 shares of the Company’s common stock and 39,943 shares of the Company’s Series B Convertible Preferred Stock sold in a private placement transaction; (ii) the issuance of shares of the Company’s common stock upon the conversion of the Series B Convertible Preferred Stock in excess of the 19.99% share exchange cap; (iii) the Company’s 2025 Equity Incentive Plan; and (iv) the adjournments or postponements of the Meeting or to transact such other business as may ne properly brought before the Meeting. Each proposal is described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 20, 2025.

The voting results of the shares of the Company’s voting stock for each proposal are set forth below:

Proposal 1 – The Offering and Related Transactions Proposal - To approve, pursuant to Nasdaq Rule 5635(a) and (b), the transactions provided for in that certain Subscription Agreement dated September 19, 2025, between the Company and certain investors, and related agreements, including the issuance of 337,432 shares of the Company’s common stock and 39,943 shares of the Company’s Series B Convertible Preferred Stock sold in a private placement transaction:

Votes For	Votes Against	Votes Abstained
3,268,951	13,149	264

Proposal 2 – Issuance Proposal – To approve, pursuant to Nasdaq Rule 5635(d), the issuance of shares of the Company’s common stock upon the conversion of the Series B Convertible Preferred Stock in excess of the 19.99% share exchange cap contained therein.

Votes For	Votes Against	Votes Abstained
3,254,377	27,744	243

Proposal 3 – 2025 Equity Incentive Plan Proposal – To approve the Company’s 2025 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstained
3,251,939	30,166	259

Proposal 4 – Adjournment Proposal – To approve adjournments or postponements of the Meeting or to transact such other business as may be properly brought before the Meeting

Votes For	Votes Against	Votes Abstained
3,254,633	10,957	16,774

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Item 8.01	Other Events.

On November 16, 2025, the Company issued a press release announcing the name and symbol change and other business updates. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit Number	Description
3.1	Certification of Amendment to Certificate of Incorporation
99.1	Press Release dated November 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: November 17, 2025	By:	/s/ Kevin A. Richardson II
	Name:	Kevin A. Richardson II
	Title:	Co-Chief Executive Officer